Exhibit 99.B(g)(1)

CUSTODIAN AGREEMENT

THIS AGREEMENT, dated as of August 23, 2011, between SEI Institutional Investments Trust, an open end investment management company organized under the laws of the State of Massachusetts (the Trust), on behalf of its portfolios listed on Schedule A attached hereto severally and not jointly (each a Fund and, collectively, the Funds), registered under the Investment Company Act of 1940 and BROWN BROTHERS HARRIMAN & CO., a limited partnership formed under the laws of the State of New York (BBH&Co. or the Custodian).

WITNESSETH:

WHEREAS, the Trust wishes to employ BBH&Co. to act as custodian for the Trust, with respect to the Funds, and to provide related services, all as provided herein, and BBH&Co. is willing to accept such employment, subject to the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein, the Trust and BBH&Co. hereby agree, as follows:

1.               Appointment of Custodian. The terms of this Agreement shall apply separately and respectively to each Fund on the books of the Custodian. The Trust hereby appoints BBH&Co. as the Trust’s custodian, with respect to the Funds, and BBH&Co. hereby accepts such appointment. All Investments of a Fund delivered to the Custodian or its agents or Subcustodians shall be dealt with as provided in this Agreement and any attachments or schedules thereto. The duties of the Custodian with respect to a Fund’s Investments shall be only as set forth expressly in this Agreement, which duties are generally be composed of safekeeping of assets and various administrative duties that will be performed in accordance with Instructions, as such term is defined in Section 4 below, and as reasonably required to effect Instructions.

2.               Representations, Warranties and Covenants of the Trust. The Trust hereby represents, warrants and covenants each of the following:

2.1.           This Agreement has been, and, at the time of delivery of each Instruction, the Instruction will have been, duly authorized, executed and delivered by the Trust. This Agreement does not violate any Applicable Law or conflict with or constitute a default under the respective Fund’s prospectuses or other organic document, agreement, judgment, order or decree to which the Trust is a party or by which it or the Funds’ Investments are bound.

2.2.           By providing an Instruction with respect to the first acquisition of an Investment by a Fund in a jurisdiction other than the United States of America, the Trust shall be deemed to have confirmed to the Custodian that the Trust has: (a) assessed all material Country or Sovereign Risks and accepted responsibility for their occurrence; (b) made all determinations required to be made by the Trust under the 1940 Act, except those delegated to the Custodian pursuant to Delegation Schedule attached hereto; and (iii) if deemed appropriate by the Trust, adequately disclosed to its shareholders and prospective investors, all material investment risks, including any Country Risks. Nothing in this section shall relieve the Custodian of its responsibility for performance of its duties under Section 8.2 with respect to foreign depository information in connection with Rule 17f-7 under the 1940 Act.

2.3.           The Trust shall safeguard and shall solely be responsible for its safekeeping of any testkeys, identification codes, passwords, other security devices or statements of account with which the Custodian provides it (except to the extent that any failure by the Trust to safe keep such devices or statements is beyond its reasonable control or is caused or contributed to by the Custodian or by the design, or intended use or manufacture of the device or statement). In furtherance and not limitation of the foregoing, in the event the Trust utilizes any on-line service offered by the Custodian, the Trust and the Custodian shall be fully responsible for the security of its own connecting terminal, access thereto and the proper and authorized use thereof and the initiation and application of continuing effective safeguards in respect thereof (except to the extent that any failure by the Trust to safe keep such devices or statements is beyond its reasonable control or is caused or contributed to by the Custodian or by the design, or intended use or manufacture of the device or statement). Additionally, if the Trust uses any on-line or similar communications service made available by the Custodian, the Trust shall be solely responsible for ensuring the security of its access to the service and for the use of the service (except to the extent that any failure by the Trust to safe keep such devices or statements is beyond its reasonable control or is caused or contributed to by the Custodian or by the design, or intended use or manufacture of the device or statement) and shall only attempt to access the service and the Custodian’s computer systems as directed by the Custodian. If the Custodian provides any computer software to the Trust relating to the services described in this Agreement, the Trust will only use the software for the purposes for which the Custodian provided the software to the Trust, and will abide by the license agreement accompanying the software and any other security policies that the Custodian provides to the Fund.

2.4.           By providing an Instruction in respect of an Investment (which Instruction may relate to among other things, the execution and/or settlement of trades), the Trust hereby (i) authorizes BBH&Co. to complete such documentation as may be required or appropriate for the execution of the Instruction, and agrees to be contractually bound to the terms of such reasonable documentation “as is” without recourse against BBH&Co.; (ii) represents, warrants and covenants that it has accepted and agreed to comply with all Applicable Law, terms and conditions to which it and/or its Investment may be bound, including without limitation, requirements imposed by the Investment prospectus or offering circular, subscription agreement, any application or other documentation relating to an Investment (e.g., compliance with suitability requirements and eligibility restrictions); (iii) acknowledges and agrees that BBH&Co. will not be responsible for the accuracy of any information provided to it by or on behalf of the Fund, or for any underlying commitment or obligation inherent to an Investment; (iv) except as otherwise provided for in Section 2.4.1, represents, warrants and covenants that it will not effect any sale, transfer or disposition of Investment(s) held in BBH&Co.’s name by any means other than the issuance of an Instruction by the Trust to BBH&Co.; (v) acknowledges that collective investment schemes (and/or their agent(s)) in which a Fund invests may pay to BBH&Co. certain fees (including without limitation, shareholder servicing and/or trailer fees) in respect of the Fund’s investments in such schemes; (vi) agrees that BBH&Co. shall have no obligation or responsibility whatsoever to respond to, or provide capital in connection with any capital calls, letters of intent of other requirements as set out in the prospectus or offering circular of an Investment; (vii) represents, warrants and covenants that it will provide BBH&Co. with such information as is necessary or appropriate to enable BBH&Co.’s performance pursuant to an Instruction or under this Agreement; (viii) represents that it is not a “Plan” (which term includes (1) employee benefit plans that are subject to the United States (“US”) Employee Retirement Income Security Act of 1974, as amended (“ERISA”), or plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the US Internal Revenue Code of 1986, as amended (the “Code”), (2) plans, individual retirement accounts and other arrangements that are subject to the prohibited transaction provisions of Section 406 of ERISA or Section 4975 of the Code, and (3) entities the underlying assets of which are considered to include “plan assets” of such plans, accounts and arrangements), or an entity purchasing shares on behalf of, or with the “plan assets” of, a Plan; (ix) undertakes to inform BBH&Co. and to keep the same updated as to the status under ERISA or Section 4975 of the Code, each as amended, of the beneficial investor to the Investment, and as to any tax withholding or benefit to which an Investment may be subject; (x) acknowledges that BBH&Co. shall have no obligation to fund any order placed by the Trust for which the Fund does not have sufficient cash on deposit with BBH&Co.; and (xi) agrees that BBH&Co. shall be held harmless for the acts, omissions or any unlawful activity of any agent of the Fund (other than BBH&Co.) or any transfer agent or other agent of an Investment in which the Trust may invest.

2.4.1.       To the extent that a Fund holds Investments in an account opened in the name of BBH&Co. as custodian for and at the direction of the Trust, and the Trust requests that BBH&Co. provide the Trust with the capability to place orders and execute trades in fund shares directly with such fund companies and/or their transfer agents which shall be settled in an account established with each such fund company or its transfer agent, the Trust hereby acknowledges that BBH&Co. is under no obligation to agree to such arrangement but if BBH&Co. so agrees, the Trust (i) acknowledges that all relevant terms under Section 2.4 above apply thereto, (ii) authorizes BBH&Co. as custodian, to grant a limited power of attorney to the Trust or its designated agent to enable the Trust to so execute, (iii) agrees to ensure that any instructions issued by the Trust or its designated agent shall also be concurrently submitted to BBH&Co., and (iv) shall adhere to any BBH&Co. procedures established with each such fund or its transfer agent with respect thereto including, but not limited to, the terms of the limited power of attorney.  The Trust also acknowledges and agrees that (1) BBH&Co. is acting solely in its capacity as custodian and is not acting as a broker or introducing broker on behalf of the Trust, (2) BBH&Co. is not receiving compensation in connection with the Fund’s execution hereunder of trades with each such fund other than its usual and customary custody fees and transaction charges, (3) it will provide such account opening information to each such fund and/or transfer agent as and when requested by such fund and/or transfer agent, and (4) BBH&Co. is not responsible for (a) providing information published by the relevant distributor of each such fund including, but not limited to, the prospectus for each such Investment in a fund or for resolving execution queries or complaints relative to any such Investment, and (b) assessing the suitability of any such Investment executed directed by the Trust.

3.               Representation and Warranty of BBH&Co. BBM&Co. hereby represents and warrants that this Agreement has been duly authorized, executed and delivered by BBH&Co, and does not and will not violate any Applicable Law or conflict with or constitute a default under BBH&Co.’s limited partnership agreement or any agreement, instrument, judgment, order or decree to which BBH&Co. is a party or by which it is bound. BBH&Co. further represents and warrants that it has adopted and maintains reasonable facilities and procedures to provide for continued services in the event of an emergency or disaster. BBH&Co. further represents and warrants that it possesses in full force and effect all licenses, permits and other governmental authorizations necessary to enter into and perform its obligations under this Agreement.

4.               Instructions. Unless otherwise explicitly indicated herein, the Custodian shall perform its duties pursuant to Instructions. As used herein, the term Instruction shall mean a directive initiated by the Trust, acting directly or through its Board of Trustees, officers or other Authorized Persons, as such term is defined in Section 4.1 below, which directive shall conform to the requirements of this Section 4.

4.1.           Authorized Persons. For purposes hereof, an Authorized Person shall be a person or entity authorized by the Trust to give Instructions for or on behalf of the Trust and the Funds and designated as such by written notices from the Trust to the Custodian (or otherwise in accordance with procedures delivered to and acknowledged by the Custodian). The Custodian may treat any Authorized Person as having full authority of the Trust to issue Instructions hereunder unless the notice of authorization contains explicit limitations as to said authority. The Custodian shall be entitled to rely upon the authority of previously designated Authorized Persons until it receives appropriate written notice from the Trust to the contrary.

4.2.           Form of Instruction. Each Instruction shall be transmitted by such secured or authenticated electro-mechanical means as the Custodian shall make available to the Trust from time to time unless the Trust elects to transmit such Instruction in accordance with Sections 4.2.1 through 4.2.3 of this Section.

4.2.1.       Trust Designated Secured-Transmission Method. Instructions may be transmitted through a secured or tested electro-mechanical means identified by the Trust or by an Authorized Person entitled to give Instruction and acknowledged and accepted by the Custodian; it being understood that such acknowledgment shall authorize the Custodian to receive and process such means of delivery, but shall not represent a judgment by the Custodian as to the reasonableness or security of the method determined by the Authorized Person (unless such method is a product proprietary to the Custodian and offered to the Trust by the Custodian).

4.2.2.       Written Instructions. Instructions may be transmitted in a writing that bears the manual signature of an Authorized Person.

4.2.3.       Other Forms of Instruction. Instructions may also be transmitted by another means determined by the Trust or Authorized Persons and acknowledged and accepted by the Custodian (subject to the same limits as to acknowledgements as is contained in Section 4.2.1, above) including, but not limited to, Instructions given orally or by SWIFT, telex or telefax (whether tested or untested).

When an Instruction is given by means established under Sections 4.2.1 through 4.2.3 above, it shall be the responsibility of the Custodian to use reasonable care to adhere to any security or other procedures established in writing between the Custodian and the Authorized Person with respect to such means of Instruction, but such Authorized Person shall be solely responsible for determining that the particular means chosen is reasonable under the circumstances (unless such method is a product proprietary to the Custodian and offered to the Trust by the Custodian). Oral Instructions shall be binding upon the Custodian only if and when the Custodian takes action with respect thereto. With respect to telefax instructions, the parties agree and acknowledge that receipt of legible Instructions cannot be assured, that the Custodian cannot verify that authorized signatures on telefax instructions arc original or properly affixed, and that the Custodian shall not be liable for losses or expenses incurred through actions taken in reasonable reliance on inaccurately stated, illegible or unauthorized telefax instructions. Custodian shall promptly notify the Trust once it becomes aware that it has received an illegible or unauthorized Instruction and shall be protected in waiting to act until such Instruction is clarified. The provisions of Section 4A of the Uniform Commercial Code shall apply to Funds Transfers performed in accordance with Instructions. The Funds Transfer Services Schedule and the Electronic and Online Services Schedule to this Agreement shall comprise a designation of form of a means of delivering Instructions for purposes of this Section 4.2.

4.3.           Completeness and Contents of Instructions. The Authorized Person shall be responsible for assuring the adequacy and accuracy of Instructions. Particularly, upon any acquisition or disposition or other dealing in a Fund’s Investments and upon any delivery and transfer of any Investment or moneys, the Authorized Person initiating such Instruction shall give the Custodian an Instruction with appropriate detail, including, without limitation:

4.3.1.       The transaction date and the date and location of settlement;

4.3.2.       The specification of the type of transaction;

4.3.3.       A description of the Investments or moneys in question, including, as appropriate, quantity, price per unit, amount of money to be received or delivered and currency information. Where an Instruction is communicated by electronic means, or otherwise where an Instruction contains an identifying number such as a CUSIP, SEDOL or ISIN number, the Custodian shall be entitled to rely on such number as controlling notwithstanding any inconsistency contained in such Instruction, particularly with respect to Investment description; and

4.3.4.       The name of the broker or similar entity concerned with execution of the transaction.

If the Custodian shall determine that an Instruction is either unclear, inconsistent or incomplete, the Custodian will give prompt notice of such determination to the Trust, and the Trust shall thereupon amend or otherwise reform such Instruction. In such event, the Custodian shall have no obligation to take any action in response to the Instruction initially delivered until the redelivery of an amended or reformed Instruction.

4.4.           Timeliness of Instructions. In giving an Instruction, the Trust shall take into consideration generally acknowledged or known delays which may occur due to the involvement of a Subcustodian or an agent, differences in time zones, and other factors particular to a given market, exchange or issuer. When the Custodian has established, and communicated to the Trust in advance and in writing, specific timing requirements or deadlines with respect to particular classes of Instructions, or when an Instruction is received by the Custodian at such a time that it could not reasonably be expected to have acted on such Instruction due to time zone differences or other factors beyond its reasonable control, the execution of any Instruction received by the Custodian after such deadline or at such lime (including any modification or revocation of a previous Instruction) shall be at the risk of the Trust.

5.               Safekeeping of Fund Assets. The Custodian shall hold Investments delivered to it or its Subcustodians for a Fund in accordance with the provisions of this Section. The Custodian shall not be responsible for: (a) the safekeeping of Investments not delivered or that are not caused to be issued to it or its Subcustodians, in each case through no fault or neglect of the Custodian or ant of its Subcustodians; or (b) pre-existing faults or defects in Investments that arc delivered to the Custodian or its Subcustodians. The Custodian is hereby authorized to hold with itself or its Subcustodian, and to record in one or more accounts, all Investments delivered to and accepted by the Custodian, any Subcustodian or their respective agents pursuant to an Instruction or in consequence of any corporate action. The Custodian shall hold Investments for the account of the Trust (and the Funds) and shall segregate Investments from assets belonging to the Custodian and shall cause its Subcustodians to segregate Investments from assets belonging to the Subcustodian in an account held for the Trust (and for the relevant Fund) or in an account maintained by the Subcustodian generally for non-proprietary assets of the Custodian. Subject to paragraph 5.1, the Custodian shall not, and shall procure that its Subcustodians do not, commingle any assets held for the account of one Fund with those held for the account of another Fund.

5.1.           Use of Securities Depositories. The Custodian may deposit and maintain Investments in any Securities Depository which qualifies as a “clearing corporation” under Section 8-102(a)(5) of the Uniform Commercial Code, either directly or through one or more Subcustodians appointed by the Custodian in accordance with Section 8 hereof. Investments held in a Securities Depository shall be held: (a) subject to the agreement, rules, statement of terms and conditions or other document or conditions effective between the Securities Depository and the Custodian or the Subcustodian, as the case may be; and (b) in an account for the Trust (or a Fund) or in bulk segregation in an account maintained for the non-proprietary assets of the entity holding such Investments in the Depository with appropriate identification of the Trust’s (and the Funds’) Investments on the Custodian’s books. If market practice or the rules and regulations of the Securities Depository prevent the Custodian, the Subcustodian (or any nominee or agent of either) from holding its client assets in such a non-proprietary account, the Custodian, the Subcustodian or other agent shall as appropriate segregate such Investments for benefit of the Trust (or the Funds) or for benefit of clients of the Custodian generally on its own books with appropriate identification of the Trust’s (or the Funds’) Investments on the Custodian’s books. Investments of a Fund maintained with a Securities Depository, either directly or through one or more Subcustodians appointed by the Custodian, shall be held separately from Investments of any other Fund.

5.2.           Certificated Assets. Investments that are certificated may be held in registered or bearer form: (a) in the Custodian’s vault; (b) in the vault of a Subcustodian or agent of the Custodian or a Subcustodian; or (c) in an account maintained by the Custodian, Subcustodian or agent at a Securities Depository; all in accordance with customary market practice in the jurisdiction in which any Investments are held.

5.3.           Registered Assets. Investments that are registered may be registered in the name of the Custodian, a Subcustodian, or in the name of the Trust (or a Fund) or a nominee for any of the foregoing, and may be held in any manner set forth in paragraph 5.2.

5.4.           Book-Entry Assets. Investments that are represented by book-entry may be so held in an account maintained by the Book-entry Agent on behalf of the Custodian, a Subcustodian or another agent of the Custodian, or a Securities Depository.

5.5.           Replacement of Lost Investments. In the event of a loss of Investments for which the Custodian is responsible under the terms of this Agreement, the Custodian shall replace such Investment, or in the event that such replacement cannot be effected, the Custodian shall pay to the applicable Fund the fair market value of such Investment based on the last available price as of the close of business in the relevant market on the date that a claim was first made to the Custodian with respect to such loss or, if less, such other amount as shall be agreed by the parties as the date for settlement.

6.               Administrative Duties of the Custodian. The Custodian shall perform the following administrative duties with respect to Investments of the Fund.

6.1.           Purchase of Investments. Pursuant to Instruction, Investments purchased for the account of the Trust (or a Fund) shall be paid for: (a) against delivery thereof to the Custodian or a Subcustodian, as the case may be, either directly or through a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation); or (b) otherwise in accordance with an Instruction, Applicable Law, generally accepted trade practices, or the terms of the instrument representing such Investment.

6.2.           Sale of Investments. Pursuant to Instruction, Investments sold for the account of the Trust (or a Fund) shall be delivered against payment therefore: (a) in cash, by check or by bank wire transfer; (b) by credit to the account of the Custodian or the applicable Subcustodian, as the case may be, with a Clearing Corporation or a Securities Depository (in accordance with the rules of such Securities Depository or such Clearing Corporation); or (c) otherwise in accordance with an Instruction, the terms of the instrument representing such Investment or, to the extent not inconsistent with an Instruction or the terms of such instrument, Applicable Law or generally accepted trade practices.

6.3.           Delivery and Receipt in Connection with Borrowings of a Fund or other Collateral and Margin Requirements. Pursuant to Instruction, the Custodian may deliver or receive Investments or cash of the Trust (or a Fund) in connection with borrowings or loans by the Trust (or the Fund) and other collateral and margin requirements.

6.4.           Futures and Options.  If, pursuant to an Instruction, the Custodian shall become a party to an agreement with the Trust or a Fund and a futures commission merchant regarding margin (Tri-Party Agreement), the Custodian shall (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the purchase or sale by the Fund of exchange-traded futures contracts and commodity options, (b) when required by such Tri-Party Agreement, deposit and maintain in an account opened pursuant to such Agreement (Margin Account), segregated either physically or by book-entry in a Securities Depository for the benefit of any futures commission merchant, such Investments as the Fund shall have designated as initial, maintenance or variation “margin” deposits or other collateral intended to secure the Fund’s performance of its obligations under the terms of any exchange-traded futures contracts and commodity options; and (c) thereafter pay, release or transfer Investments into or out of the margin account in accordance with the provisions of such Agreement. Alternatively, the Custodian may deliver Investments, in accordance with an Instruction, to a futures commission merchant for purposes of margin requirements in accordance with Rule 17f-6 under the 1940 Act.  The Custodian shall in no event be responsible for the acts and omissions of any futures commission merchant to whom Investments are delivered pursuant to this Section; for the sufficiency of Investments held in any Margin Account; or, for the performance of any terms of any exchange-traded futures contracts and commodity options.

6.5.           Contractual Obligations and Similar Investments. From time to time, the Trust’s Investments may include Investments that are not ownership interests as may be represented by certificate (whether registered or bearer), by entry in a Securities Depository or by book-entry agent, registrar or similar agent for recording ownership interests in the relevant Investment. If the Trust acquires such Investments, including without limitation deposit obligations, loan participations, repurchase agreements and derivative arrangements, the Custodian shall: (a) receive and retain, to the extent the same are provided to the Custodian, confirmations or other documents evidencing the arrangement; (b) in accordance with the Trust’s or an Authorized Person’s Instructions, sign solely as the Trust’s attorney-in-fact under a power-of-attorney, and not as a party to or a participant in, documentation representing the Trust’s interest in such transactions; and (c) perform on the Trust’s account in accordance with the terms of the applicable arrangement, but only to the extent directed to do so by Instruction. Except as provided herein, the Custodian shall have no responsibility for agreements running to the Trust as to which it is not a party other than to retain, to the extent the same are provided to the Custodian, documents or copies of documents evidencing the arrangement, execute documents on behalf of the Trust, and, in accordance with Instruction, to include such arrangements in reports made to the Trust.

The Trust hereby agrees and acknowledges that (i) in performing the duties provided for in this Section 6.5, the Custodian is acting solely as the designated attorney of the Trust and is in no way to be construed to be acting as agent for the Grantor or the Borrower (each as defined under the relevant participant documentation); and (ii) the custodial arrangement provided for herein is not intended to constitute, and shall not be construed to establish, a partnership or joint venture between the Custodian and the Trust, or between the Custodian, the

Grantor or the Borrower. Without limiting the generality of the foregoing, the Custodian (a) makes no warranty or representation and shall not be responsible for any warranty or representation made in or in connection with any of the participation documents and related credit agreements, notes and other agreements referenced therein, or for the financial condition of any Borrower, or for the observance or performance of any obligations of a Grantor, a Borrower or any other person (other than the Custodian itself or an agent or an affiliate of the Custodian), or for the truth or accuracy of any document provided to the Trust that the Custodian has initially received from, or that the Custodian has prepared based upon information received from, a Grantor, a Borrower or any other person; (b) makes no warranty or representation as to and shall not be responsible for the due execution, validity, enforceability, sufficiency or collectibility of, any of the participation documents and related credit agreements, notes and other agreements referenced therein, except with respect to the Custodians’s due execution of such participation document as the Trust’s designated attorney-in-fact hereunder; (c) makes no warranty or guarantee as to; (i) future payments by a Borrower or any other obligor or guarantor of the loans, (ii) a Grantor’s or Borrower’s future compliance with or performance of any of the terms and conditions contained in the participation documents and related credit agreements, notes and other agreements referenced therein, or (iii) the collectibility of the loans or the collateral as described in any participation documents and related credit agreements, notes and other agreements referenced therein.

6.6.           Exchange of Securities. Unless otherwise directed by Instruction, the Custodian shall: (a) exchange securities held for the account of the Trust (or a Fund) for other securities in connection with any reorganization, recapitalization, conversion, split-up, change of par value of shares or similar event initiated by the issuer of the securities; and (b) deposit any such securities in accordance with the terms of any reorganization or protective plan.

6.7.           Surrender of Securities. Unless otherwise directed by Instruction, the Custodian may surrender securities: (a) in temporary form for definitive securities; (b) for transfer into the name of an entity allowable under Section 5.3; and (c) for a different number of certificates or instruments representing in the aggregate, the same number of shares or the same principal amount of indebtedness.

6.8.           Rights, Warrants, Etc. Pursuant to Instruction, the Custodian shall: (a) deliver warrants, puts, calls, rights or similar securities to the issuer or trustee thereof, or to any agent of such issuer or trustee, for purposes of exercising such rights or selling such securities; and (b) deposit securities in response to any invitation for the tender thereof.

6.9.           Mandatory Corporate Actions. Unless otherwise directed by Instruction, the Custodian shall: (a) comply with the terms of all mandatory or compulsory exchanges, calls, tenders, redemptions or similar rights of securities ownership affecting securities held on the Trust’s (or a Fund’s) account and promptly notify the Trust of such action; and (b) collect all slock dividends, rights and other items of like nature with respect to such securities and credit the same to the appropriate Fund’s account.

6.10.     Income Collection. Unless otherwise directed by Instruction, the Custodian shall collect any amount due and payable to the Trust with respect to a Fund’s Investments (including without limitation dividends, interest and other income and distribution payable thereon) and promptly credit the amount collected to a Principal or Agency Account, as such terms are defined in Section 7.1 below; provided, however, that the Custodian shall not be responsible for: (a) the collection of amounts due and payable with respect to Investments that are in default; or (b) the collection of cash or share entitlements with respect to Investments that are not registered in the name of the Custodian or its Subcustodians or one or more of their nominees or agents. The Custodian is hereby authorized to endorse and deliver any instrument required to be so endorsed and delivered to effect collection of any amount due and payable to the Trust with respect to Investments.

6.11.     Corporate Action Information.   In fulfilling the duties set forth in Sections 6.6 through 6.10 above, the Custodian shall provide to the Fund such material information pertaining to a corporate action which the Custodian actually receives; provided that the Custodian shall not be responsible for the completeness or accuracy of such information. Information relative to any pending corporate action made available to the Fund via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian.  Any advance credit of cash or shares expected to be received as a result of any corporate action shall be subject to actual collection and may be reversed by the Custodian.

6.12.     Proxy Materials.   The Custodian shall deliver, or cause to be delivered, to the Fund proxy forms, notices of meeting, and any other notices or announcements materially affecting or relating to Investments received by the Custodian. Information relative to any pending corporate action made available to the Fund via any of the services described in the Electronic and Online Services Schedule shall constitute the delivery of such information by the Custodian.

6.13.     Ownership Certificates and Disclosure of a Fund’s Interest. The Custodian is hereby authorized to execute on behalf of the Trust ownership certificates, affidavits or other disclosure required under Applicable Law or established market practice in connection with the receipt of income, capital gains or other payments by the Trust with respect to a Fund’s Investments, or in connection with the sale, purchase or ownership of a Fund’s Investments. With respect to securities issued in the United States of America, the Custodian may not, unless otherwise directed by an Instruction, release the identity of the Trust to an issuer which requests such information pursuant to the Shareholder Communications Act of 1985 for the specific purpose of direct communications between such issuer and the Trust. With respect to securities issued outside of the United States of America, information shall be released in accordance with law or custom of the particular country in which such security is located.

6.14.     Taxes. The Custodian shall use its good faith efforts consistent with the standard of care set forth herein to obtain refunds of taxes withheld on dividends and interest payments received by the Trust that are available under applicable tax laws, treaties, and regulations. In the performance of its duties with respect to tax withholding and reclamation, the Custodian shall be entitled to rely on the advice of counsel and upon information and advice regarding the Trust’s tax status that is received from or on behalf of the Trust without duty of separate inquiry (subject to Section 12.11 below).

6.15.     Other Dealings. The Custodian shall otherwise act as directed by Instruction, including without limitation effecting the free payments of moneys (including payments of dividends and distributions to Fund shareholders and payments of Fund expenses) or the free delivery of securities, provided that such Instruction shall indicate the purpose of such payment or delivery and that the Custodian shall record the party to whom such payment or delivery is made. The Custodian shall attend to all nondiscretionary details in connection with the sale or purchase or other administration of Investments, except as otherwise directed by an Instruction, and may make payments to itself or others for minor expenses of administering Investments under this Agreement; provided that the Custodian shall account to the Trust with respect to such expenses.

In fulfilling the duties set forth in Sections 6.6 through 6.15 above, the Custodian shall transmit promptly to the Trust all written information (including, without limitation, pendency of calls and maturities of domestic securities and expirations of rights in connection therewith and notices of exercise of call and put options written by a Fund and the maturity of futures contracts purchased or sold) received by the Custodian from issuers of the Investments being held for a Fund. With respect to tender or exchange offers, the Custodian shall transmit promptly to the Trust all written information received by the Custodian from issuers of the Investments whose tender or exchange is sought and from the party (or its agent) making the tender or exchange offer. If the Trust desires to take action with respect to any tender offer, exchange offer and any other similar transaction, the Trust shall notify the Custodian on or prior to the date on which the Custodian is to take such action.

6.16.     Use of Agents.  The Custodian may at any time in its discretion appoint (and may at any time remove) agents (other than Subcustodians) to carry out some or all of the administrative provisions of this Agreement (Agents) provided, however, that the appointment of an Agent shall not relieve the Custodian of its administrative obligations under this Agreement.

7.               Cash Accounts, Deposits and Money Movements. Subject to the terms and conditions set forth in this Section 7, the Trust hereby authorizes the Custodian to open and maintain, with itself or with Subcustodians, cash accounts in United States Dollars, in such other currencies as are the currencies of the countries in which the Trust maintains Investments or in such other currencies as the Trust shall from time to time request by Instruction.  Notwithstanding anything in this Agreement to the contrary, the Trust shall be liable as principal for any overdrafts occurring in any cash accounts.

7.1.           Types of Cash Accounts. Cash accounts opened on the books of the Custodian (Principal Accounts) shall be opened in the name of the Trust (or a Fund). Such accounts collectively shall be a deposit obligation of the Custodian and shall be subject to the terms of this Section 7 and the general liability provisions contained in Section 10. Cash accounts opened on the books of a Subcustodian may be opened in the name of the Trust (or a Fund), in the name of the Custodian or in the name of the Custodian for its customers generally, but reflected on the books of the Custodian as being held for the Trust (or a Fund) (Agency Accounts). Such deposits shall be obligations of the Subcustodian and shall be treated as an Investment of the Trust (or a Fund). Accordingly, the Custodian shall be responsible for exercising reasonable care in the administration of such accounts but shall not be liable for their repayment in the event such Subcustodian, by reason of its bankruptcy, insolvency or otherwise, fails to make repayment. Nothing in this section shall relieve the Custodian from responsibility for selection and monitoring of Foreign or Domestic Subcustodians with due care as required by the terms of this Agreement.  In connection with the services provided hereunder, the Custodian is hereby directed to open cash accounts on its books and records from time to time for the purposes of receiving subscriptions and/or processing redemptions on behalf of a Fund and/or for the purposes of aggregating, netting and/or clearing transactions (including, without limitation foreign exchange, repurchase agreements, capital stock activity, expense payment) or other administrative purposes, each on behalf of the Fund (each an Account).  Each such Account shall be subject to the terms and conditions of this Agreement and the Fund shall be liable for the satisfaction of its obligations in connection with each Account.

7.2.           Payments and Credits with Respect to the Cash Accounts. The Custodian shall make payments from or deposits to any of said accounts in the course of carrying out its administrative duties, including but not limited to income collection with respect to a Fund’s Investments, payments of dividends and distributions to Fund shareholders, payments of Fund expenses, and otherwise in accordance with Instructions. The Custodian and its Subcustodians shall be required to make available amounts in the cash accounts only when moneys are actually received in cleared funds in accordance with banking practice in the country and currency of deposit. Any credit made to any Principal or Agency Account before actual receipt of cleared funds shall be provisional and may be reversed by the Custodian in the event such payment is not actually collected. The Custodian shall give the Fund prompt notice of any such reversal. Unless otherwise specifically agreed in writing by the Custodian or any Subcustodian, all deposits shall be payable only at the branch of the Custodian or Subcustodian where the deposit is made or carried.

7.3.           Currency and Related Risks. Except as otherwise provided herein, the Funds bear the risks of holding or transacting in any currency including any mark to market exposure associated with a foreign exchange transaction undertaken with the Custodian. Except as otherwise provided herein, the Custodian shall not be liable for any loss or damage arising from the applicability of any law or regulation now or hereafter in effect, or from the occurrence of any event, not resulting from the negligence or willful misconduct of the Custodian, which may delay or adversely affect the transferability, convertibility or availability of any currency in the country (a) in which such Principal or Agency Accounts are maintained or (b) in which such currency is issued, and in no event shall the Custodian be obligated to make payment of a deposit denominated in a currency during the period during which its transferability, convertibility or availability has been prevented or adversely affected by any such law, regulation or event. Without limiting the generality of the foregoing, neither the Custodian nor any Subcustodian shall be required to repay any deposit made at a foreign branch of either the Custodian or Subcustodian if such branch cannot repay the deposit due to a cause for which the Custodian would not be responsible in accordance with the terms of Section 10 of this Agreement unless the Custodian or such Subcustodian expressly agrees in writing to repay the deposit under such circumstances. The Custodian shall, however, at the Trust’s request extend reasonable cooperation to the Trust in connection with the Trust’s endeavors to obtain repayment of the deposit. Such cooperation to include without limitation, making or arranging for the applicable

Subcustodian to make, in the name and on behalf of the Trust or otherwise, any required filings or applications with the appropriate authorities or central bank in the affected jurisdiction, provided however, that such cooperation shall not require the Custodian to incur any material expense or liability unless the Custodian is furnished by the Trust with specific indemnification, reasonably satisfactory to the Custodian, against such expense or liability. All currency transactions in any account opened pursuant to this Agreement are subject to any applicable exchange control regulations of the United States and of the country where such currency is the lawful currency or where the account is maintained. Any taxes, costs, charges or fees imposed on the convertibility of a currency held by a Fund shall be for the account of the Fund.

7.4.           Foreign Exchange Transactions. The Custodian shall, subject to the terms of this Section, settle foreign exchange transactions (including contracts, futures, options and options on futures) on behalf and for the account of a Fund with such currency brokers or banking institutions, including Subcustodians, as the Fund may direct pursuant to Instructions. The Custodian may act as principal in any foreign exchange transaction with a Fund in accordance with Section 7.4.2 of this Agreement. The obligations of the Custodian in respect of all foreign exchange transactions (whether or not the Custodian shall act as principal in such transaction) shall be contingent on the free, unencumbered transferability of the currency transacted on the actual settlement date of the transaction unless such limitation was also in effect on the trade date of the transaction.

7.4.1.       Third Party Foreign Exchange Transactions. The Custodian shall process foreign exchange transactions (including without limitation contracts, futures, options, and options on futures), where any third party acts as principal counterparty to the Fund on the same basis it performs duties as agent for the Fund with respect to any other of the Fund’s Investments. Accordingly the Custodian shall only be responsible for delivering or receiving currency on behalf of the Fund in respect of such contracts pursuant to Instructions. The Custodian shall not be responsible for the failure of any counterparty (including any Subcustodian) in such agency transaction to perform its obligations thereunder. The Custodian (a) shall transmit cash and Instructions to and from the currency broker or banking institution with which a foreign exchange contract or option has been executed pursuant hereto, (b) may make free outgoing payments of cash in the form of Dollars or foreign currency without receiving confirmation of a foreign exchange contract or option or confirmation that the countervalue currency completing the foreign exchange contract has been delivered or received or that the option has been delivered or received and (c) may, in connection with cash payments made to third party currency brokers/dealers for settlement of the Fund’s foreign exchange spot or forward transactions, foreign currency swap transactions and similar foreign exchange transactions, process settlements using the facilities of the CLS Bank according to CLS Bank’s standard terms and conditions and (d) shall hold all confirmations, certificates and other documents and agreements received by the Custodian and evidencing or relating to such foreign exchange transactions in safekeeping. The Funds accept full responsibility for its use of third-party foreign exchange dealers and for execution of said foreign exchange contracts and options, and understands that the Funds shall be responsible for any and all costs and interest charges which may be incurred by a Fund or the Custodian as a result of the failure or delay of third parties to deliver foreign exchange. Nothing in this section shall relieve the Custodian of its responsibility for its own actions in connection with such transactions.

7.4.2.       Foreign Exchange with the Custodian as Principal. The Custodian may undertake foreign exchange transactions with a Fund as principal, as the Custodian and the Fund may agree from time to time. In such event, the foreign exchange transaction will be performed in accordance with the particular agreement of the parties, or in the event a principal foreign exchange transaction is initiated by an Instruction in the absence of a specific agreement, such transaction will be performed in accordance with the usual commercial terms of the Custodian including the Online Terms and Conditions described in Section 12.12.  In the event that the Fund defaults on the settlement of any such foreign exchange transaction with the Custodian, the Fund shall be liable for contracted currency of the transaction together with any mark to market exposure associated with the replacement purchase of the contracted currency undertaken with the Custodian.

7.5.           Delays. In the event that a delay shall have been caused by the negligence, bad faith or willful misconduct of the Custodian in carrying out an Instruction to credit or transfer cash, the Custodian shall be liable to and indemnify the Fund for damages, plus: (a) with respect to Principal Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Custodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected; and (b) with respect to Agency Accounts, for interest to be calculated at the rate customarily paid on such deposit and currency by the Subcustodian on overnight deposits at the time the delay occurs for the period from the day when the transfer should have been effected until the day it is in fact effected. The Custodian shall not be liable for delays in carrying out such Instructions to transfer cash that are not due to the Custodian’s own negligence, bad faith or willful misconduct.

7.6.           Advances. If, for any reason in connection with this Agreement the Custodian or any

7.6.1.       Subcustodian makes an Advance to facilitate settlement or otherwise for the benefit of the Fund (whether or not any Principal or Agency Account shall be overdrawn either during, or at the end of, any Business Day), the Fund hereby does:

7.6.2.       acknowledge that the Fund shall have no right, title or interest in or to any Investments purchased with such Advance or proceeds of such Investments, and that any credit to an account of Fund shall be provisional, until: (a) the debit of the Principal or Agency Account by Custodian for an amount equal to Advance Costs: and/or (b) if such debit produces an overdraft in such account, reimbursement to the Custodian or Subcustodian for the amount of such overdraft;

7.6.3.       acknowledge that the Custodian has an automatically perfected statutory security interest in Investments purchased with any such Advance pursuant to Section 9-206 of the Uniform Commercial Code as in effect in the State of New York from time to time; in addition, in order to secure the obligations of the Fund to pay or perform any and all obligations of the Fund pursuant to this Agreement, including without limitation to repay any Advance made pursuant to this Agreement, grant to the Custodian a security interest in all Investments and proceeds thereof (as defined in the Uniform Commercial Code as currently in effect in the State of New York); and agree to take, and agree that the Custodian may take, in respect of the security interest referenced above, any further actions that the Custodian may reasonably require to perfect or otherwise protect the same.

7.7.           Custodian’s Rights Neither the Custodian nor any Subcustodian shall be obligated to make any Advance or to allow an Advance to occur to the Fund, and in the event that the Custodian or any Subcustodian does make or allow an Advance, any such Advance and any transaction giving rise to such Advance shall be for the account and risk of the Fund and shall not be deemed to be a transaction undertaken by the Custodian for its own account and risk. If such Advance shall have been made or allowed by a Subcustodian or any other person, the Custodian may assign all or part of its security interest referenced above and any other rights granted to the Custodian hereunder to such Subcustodian or other person. If the Fund shall fail to repay the Advance Costs when due, the Custodian or its assignee, as the case may be. shall be entitled to a portion of the available cash balance in any Agency or Principal Account equal to such Advance Costs, and the Fund authorizes the Custodian, on behalf of the Fund, to pay an amount equal to such Advance Costs irrevocably to such Subcustodian or other person, and to dispose of any property in such Account to the extent necessary to make such payment. Any Investments and funds credited to accounts subject to this Agreement created pursuant hereto shall be treated as financial assets credited to securities accounts under Articles 8 and 9 of the Uniform Commercial Code as in effect in the State of New York from time to time. Accordingly, the Custodian and any Subcustodian shall have the rights and benefits of a secured creditor that is a securities intermediary under such Articles 8 and 9.

7.8.           Integrated Account. For purposes hereof, deposits maintained in all Principal Accounts (whether or not denominated in Dollars) shall collectively constitute a single and indivisible current account with respect to the Fund’s obligations to the Custodian or its assignee, and balances in the Principal Accounts shall be available for satisfaction of the Fund’s obligations under this Section 7. The Custodian shall further have a right of offset against the balances in any Agency Account maintained hereunder to the extent that the aggregate of all Principal Accounts is overdrawn.

8.               Subcustodians and Securities Depositories. Subject to the provisions hereinafter set forth in this Section 8, the Funds hereby authorize the Custodian to utilize Securities Depositories to act on behalf of a Fund and to appoint from time to time and to utilize Subcustodians selected with due care. With respect to Investments held by a Subcustodian, either directly or indirectly (including by a Securities Depository or Clearing Corporation), notwithstanding any provisions of this Agreement to the contrary, payment for securities purchased and delivery of securities sold may, if consistent with prevailing market practices, be made prior to receipt of securities or payment, respectively, and securities or payment may be received in a form, in accordance with (a) governmental regulations, (b) rules of Securities Depositories and clearing agencies, (c) generally accepted trade practice in the applicable local market, (d) the terms and characteristics of the particular Investment, or (e) the terms of Instructions.

8.1.           Domestic Subcustodians and Securities Depositories. The Custodian may deposit and/or maintain, either directly or through one or more agents appointed by the Custodian, Investments of a Fund in any Securities Depository in the United States, including The Depository Trust Company, provided such Depository meets applicable requirements of the Board of Governors of the Federal Reserve System and of the SFC. The Custodian may, at any time and from time to time, appoint any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act, and the rules and regulations thereunder, to act on behalf of a Fund as a Subcustodian for purposes of holding Investments of the Fund in the United States. The Custodian shall only use depositories that qualify as such under Rule 17f-4 under the 1940 Act and shall hold Investments of a Fund in such depositories in a manner consistent with the provisions of the rule governing the manner in which a custodian may maintain securities in such a depository.

8.2.           Foreign Subcustodians and Securities Depositories. Unless instructed otherwise by a Fund, the Custodian may deposit and/or maintain non-U.S. Investments of the Fund in any Foreign Securities Depository; provided, such Securities Depository meets the requirements of an “eligible securities depository” under Rule 17f-7 promulgated under the 1940 Act, or any successor rule or regulation (“Rule 17f-7”), or which by order of the SEC is exempted therefrom. Prior to the time that Investments are placed with such depository, the Custodian shall have prepared and delivered to the Fund a written assessment of the custody risks associated with maintaining assets with the Securities Depository and shall have established a system to monitor such risks on a continuing basis in accordance with subsection 8.2.3 of this Section. Additionally, the Custodian may, at any time and from time to time, appoint (a) any bank, trust company or other entity meeting the requirements of an “eligible foreign custodian” under Rule 17f-5, or any successor rule or regulation (“Rule 17f- 5”), or which by order of the SEC is exempted therefrom, or (b) any bank as defined in Section 2(a)(5) of the 1940 Act meeting the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder, to act on behalf of the Fund as a Subcustodian for puiposes of holding Investments of the Fund outside the United States in accordance with the Delegation Schedule. Such appointment of foreign Subcustodians shall be subject to approval of the Funds in accordance with Sections 8.2.1 and 8.2.2 hereof, and use of Foreign Securities Depositories shall be subject to the terms of Sections 8.2.3 hereof. An Instruction to open an account in a given country shall comprise authorization of the Custodian to hold assets in such country in accordance with the terms of this Agreement. The Custodian shall not be required to make independent inquiry as to the Fund’s ability to invest in such country. Nothing in this Section shall relieve the Custodian of its responsibility for performance of its duties under Section 8.2.3 or the Delegation Schedule.

8.2.1.       Board Approval of Foreign Subcustodians. Unless and except to the extent that the board of directors of the Fund has delegated to and the Custodian has accepted delegation of review of certain matters concerning the appointment of Subcustodians pursuant to Section 8.2.2 below, the Custodian shall, prior to the appointment of any Subcustodian for purposes of holding Investments of a Fund outside the United States, obtain written confirmation of the approval of the Trust’s Board of Trustees with respect to (a) the identity of a Subcustodian, and (b) the Subcustodian agreement which shall govern such appointment, such approval to be signed by an Authorized Person

8.2.2.       Delegation of Board Review of Subcustodians. From time to time, the Custodian may agree to perform certain reviews of Subcustodians and of Subcustodian Contracts as delegate of the Trust’s Board. In such event, the Custodian’s duties and obligations with respect to this delegated review will be performed in accordance with the terms of the attached Delegation Schedule to this Agreement.

8.2.3.       Monitoring and Risk Assessment of Securities Depositories. Prior to the placement of any assets of a Fund with a Foreign Securities Depository, the Custodian: (a) shall provide to the Fund or its authorized representative a written assessment of the custody risks associated with maintaining assets within such Securities Depository, which shall include a determination as to whether the Securities Depository qualifies as an “eligible securities depository” as defined under Rule 17f-7; (b) shall have established a system to monitor the custody risks associated with maintaining assets with such Securities Depository and the continued qualification of the Depository as an “eligible securities depository” on a continuing basis, and to promptly notify the Fund’s Investment Adviser of any material changes in such risk or qualification; and (c) will promptly notify the Fund in writing of any such material changes. In performing its duties under this subsection, the Custodian shall use reasonable care, prudence and diligence, and may rely on such reasonable sources of information as may be available, including, but not limited to: (i) published ratings; (ii) information supplied by a Subcustodian that is a participant in such Securities Depository; (iii) industry surveys or publications; (iv) information supplied by the depository itself, by its auditors (internal or external) or by the relevant Foreign Financial Regulatory Authority. It is acknowledged that information procured through some or all of these sources may not be independently verifiable by the Custodian and that direct access to Securities Depositories is limited under most circumstances. Accordingly, the Custodian shall not be responsible for errors or omissions in its duties hereunder provided that it has acted with reasonable care consistent with prevailing practices of global custodians in performing its monitoring and assessment duties, gathering such information, choosing such sources, and relying on such information and sources. The risk assessment shall be provided to the Funds or their Investment Advisor by such means as the Custodian and the Funds shall reasonably agree. Advices of material change in such assessment may be provided by the Custodian in the manner established as customary between the Fund and the Custodian for transmission of material market information.

8.3.           Responsibility for Subcustodians. Except as provided in the last sentence of this Section 8.3, the Custodian shall be liable to the Trust for any loss or damage to the Trust (or a Fund) caused by or resulting from the acts or omissions of any Subcustodian, to the extent that the Custodian would be liable to the Trust (or the Fund) hereunder.  The liability of the Custodian in respect of countries and Subcustodians in Recover Markets shall be subject to the additional condition that the Custodian actually recovers such loss or damage from the Subcustodian.

8.4.           New Countries. The Custodian and the Funds will work together in good faith to arrange for custody in such new markets as a Fund may request, recognizing that it may not be possible to secure an eligible foreign custodian meeting the requirements of Rule 17f-5 under the 1940 Act. Each Fund shall be responsible for informing the Custodian sufficiently in advance of a proposed investment that is to be held in a country in which no Subcustodian is authorized to act in order that the Custodian shall, if it deems appropriate to do so, have sufficient time to establish a subcustodial arrangement in accordance herewith. In the event, however, the Custodian is unable to establish such arrangements prior to the time such investment is to be acquired, the Custodian shall provide notice of such fact to the Fund and, upon authorization by the Fund, may designate at its discretion a local safekeeping agent, and the use of such local safekeeping agent shall be at the sole risk of the Fund, and accordingly the Custodian shall be responsible to the Fund for the actions of such agent if and only to the extent the Custodian shall have recovered from such agent for any damages caused the Trust or Fund by such agent.

9.               Responsibility of the Custodian. In performing its duties and obligations hereunder, the Custodian shall exercise good faith, and use reasonable care. Subject to the specific provisions of this Section, the Custodian shall be liable for any damage incurred by the Trust in consequence of the Custodian’s (or its employees’, partners’ or officers’) negligence, bad faith or willful misconduct. In no event shall either party be liable hereunder to the other for any special, indirect, punitive or consequential damages arising out of, pursuant to or in connection with this Agreement. It is agreed that, except as otherwise provided herein, the Custodian shall have no duty to assess the risks inherent in a Fund’s Investments (except as provided in Sections 8.2 and 8.2.3 of this Agreement) or to provide investment advice with respect to such Investments and that the Fund as principal shall bear any risks attendant to particular Investments such as failure of counterparty or issuer

9.1.           Limitations of Performance. The Custodian shall not be responsible under this Agreement for any failure to perform its duties, and shall not liable hereunder for any loss or damage in association with such failure to perform, for or in consequence of the following causes:

9.1.1.       Force Majeure. Force Majeure shall mean any circumstance or event which is beyond the reasonable control of the Fund, Custodian, a Subcustodian or any agent of the Custodian or a Subcustodian and which adversely affects the performance by a Fund or the Custodian of its obligations hereunder, by the Subcustodian of its obligations under its Subcustody Agreement or by any other agent of the Custodian or the Subcustodian, including any event beyond the relevant party’s reasonable control which is caused by or , arising out of (a) an act of God, (b) accident, fire, water damage or explosion, (c) any computer, system or other equipment failure or malfunction caused by any computer virus or the malfunction or failure of any communications medium (so long as customary protective measures have been adopted and are maintained), (d) any interruption of the power supply or other utility service, (e) any strike or other work stoppage, whether partial or total, (f) any delay or disruption resulting from or reflecting the occurrence of any Sovereign Risk, (g) any disruption of, or suspension of trading in, the securities, commodities or foreign exchange markets, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, (h) any encumbrance on the transferability of a currency or a currency position on the actual settlement date of a foreign exchange transaction, whether or not resulting from or reflecting the occurrence of any Sovereign Risk, or (i) any other cause similarly beyond the party’s reasonable control.

The Funds shall not be responsible under this Agreement and shall not be liable hereunder for any loss or damage in consequence of any Force Majeure circumstance or event.

9.1.2.       Country Risk shall mean, with respect to the acquisition, ownership, settlement or custody of Investments in a jurisdiction, all risks relating to, or arising in consequence of, systemic and markets factors affecting the acquisition, payment for or ownership of Investments, including (a) the prevalence of crime and corruption, (b) the inaccuracy or unreliability of business and financial information, (c) the instability or volatility of banking and financial systems, or the absence or inadequacy of an infrastructure to support such systems, (d) custody and settlement infrastructure of the market in which such Investments are transacted and held, (e) the acts, omissions and operation of any Securities Depository, (I) the risk of the bankruptcy or insolvency of banking agents, counterparties to cash and securities transactions, registrars or transfer agents, and (g) the existence of market conditions which prevent the orderly execution or settlement of transactions or which affect the value of assets. Nothing under this section shall relieve the Custodian of its responsibilities under Section 8.2.3 of this Agreement or the Delegation Schedule attached hereto.

9.1.3.       Sovereign Risk shall mean, in respect of any jurisdiction, including the United States of America, where Investments are acquired or held hereunder or under a Subcustody Agreement, all risks of (a) any act of war, terrorism, riot, insurrection or civil commotion, (b) the imposition of any investment, repatriation or exchange control restrictions by any governmental authority, (c) the confiscation, expropriation or nationalization of any Investments by any governmental authority, whether de facto or de jure, (d) any devaluation or revaluation of the currency, (e) the imposition of taxes, levies or other charges affecting Investments, (f) any change in the Applicable Law, or (g) any other economic or political risk incurred or experienced. Nothing in this section shall relieve Custodian of its obligations under Section 8.2.3.

9.2.           Limitations on Liability. The Custodian shall not be liable for any loss, claim, damage or other liability arising from the following causes:

9.2.1.       Failure of Third Parties. The failure of any third party (other than a Subcustodian or agent, for which the Custodian is responsible in accordance with the terms of this Agreement) including: (a) any issuer of Investments or book-entry or other agent of and issuer; (b) any counterparty with respect to any Investment, including any issuer of exchange-traded or other futures, option, derivative or commodities contract; (c) failure of an Investment Advisor, Foreign Custody Manager or other agent (other than a Subcustodian or agent, for which the Custodian is responsible in accordance with the terms of this Agreement) of a Fund; or (d) failure of other third parties similarly beyond the control or choice of the Custodian.

9.2.2.       Information Sources. The Custodian may rely upon information (excluding legal advice, which shall be governed by Section 12.11) received from issuers of Investments or agents of such issuers, information received from Subcustodians and from other commercially reasonable sources such as commercial data bases, but shall not be responsible for specific inaccuracies in such information, provided that the Custodian has relied upon such information in good faith and has acted with reasonable care in a manner consistent with prevailing market practices of global custodians.

9.2.3.       Reliance on Instruction. Action by the Custodian or the Subcustodian in accordance with an Instruction, even when such action conflicts with, or is contrary to any provision of, the Fund’s declaration of trust, certificate of incorporation or by-laws, Applicable Law, or actions by the trustees, directors or shareholders of the Fund.

9.2.4.       Restricted Securities.  The limitations inherent in the rights, transferability or similar investment characteristics of a given Investment of the Fund.

10.         Indemnification. Except for such claims and liabilities as may arise from the negligence, bad faith, willful misconduct or other breach of this Agreement, the Fund hereby indemnifies the Custodian and each Subcustodian, and their respective agents, nominees and the partners, employees, officers and directors, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them in connection with the performance of this Agreement, any Instruction and the Securities Lending Activities. If a Subcustodian or any other person indemnified under the preceding sentence, gives written notice of claim to the Custodian, the Custodian shall promptly give written notice thereof to the Fund together with a copy of the indemnified party’s notice, where applicable, including all enclosures and appendices thereto. Not more than thirty (30) days following the date of such notice, unless the Custodian shall be liable under Section 9 hereof or otherwise in respect of such claim, the Fund will pay the amount of such claim or reimburse the Custodian for any payment made by the Custodian in respect thereof. Except for such claims and liabilities as may arise from a Fund’s negligence, bad faith, willful misconduct or other breach of this Agreement, the Custodian hereby indemnifies the Fund and its employees, officers, trustees and agents, and agrees to hold each of them harmless from and against all claims and liabilities, including counsel fees and taxes, incurred or assessed against any of them for which the Custodian is responsible under this Agreement.

11.         Reports and Records. The Custodian shall:

11.1.     create and maintain records relating to the performance of its obligations under this Agreement (including without limitation such reports as may be required pursuant to Section 31(a) of the 1940 Act and the rules thereunder);

11.2.     make available to the Fund, its auditors, agents and employees, during regular business hours of the Custodian, upon reasonable request and during normal business hours of the Custodian, and permits the copying of all records maintained by the Custodian pursuant to paragraph 11.1 above, subject, however, to all reasonable security requirements of the Custodian then applicable to the records of its custody customers generally; and

11.3.     make available to the Funds all Electronic Reports; it being understood that the Custodian shall not be liable hereunder for the inaccuracy or incompleteness thereof or for errors in any information included therein.

11.4.     The Funds shall examine all records, howsoever produced or transmitted, promptly upon receipt thereof and notify the Custodian promptly of any discrepancy or error therein. Unless a Fund delivers written notice of any such discrepancy or error within a reasonable time (but in no event less than 60 days) after its receipt thereof, such records shall be deemed to be true and accurate. It is understood that the Custodian now obtains and will in the future obtain information on the value of assets from outside sources that may be utilized in certain reports made available to the Funds. The Custodian deems such sources to be reliable but it is acknowledged and agreed that the Custodian does not verify nor represent nor warrant as to the accuracy or completeness of such information and accordingly shall be without liability in selecting and using such sources and furnishing such information.

12.         Miscellaneous.

12.1.     Limitation of Liability. The execution and delivery of this Agreement have been authorized by the Trust’s Board of Trustees and signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Trust, but bind only the appropriate property of the Trust, a Fund, or Class, as provided in the Trust’s Declaration of Trust. Further, no Fund will be liable or responsible for the acts, omissions or obligations of another Fund.

12.2.     Proxies, etc. The Trust will promptly execute and deliver, upon request, such proxies, powers of attorney or other instruments as may reasonably be necessary or desirable for the Custodian to provide, or to cause any Subcustodian to provide, the services contemplated by this Agreement.

12.3.     Entire Agreement. Except as specifically provided herein, this Agreement (together with any exhibits, schedules or other agreements or documents referenced herein) constitutes the entire agreement between the Trust and the Custodian with respect to the subject matter hereof Accordingly, this Agreement supersedes any custody agreement or other oral or written agreements heretofore in effect between the Trust and the Custodian with respect to the custody of the Funds’ Investments.

12.4.     Waiver and Amendment. No provision of this Agreement may be waived, amended or modified, and no addendum to this Agreement shall be or become effective, or be waived, amended or modified, except by an instrument in writing executed by the party against which enforcement of such waiver, amendment or modification is sought; provided, however, that an Instruction shall, whether or not such Instruction shall constitute a waiver, amendment or modification for purposes hereof, shall be deemed to have been accepted by the Custodian when it commences actions pursuant thereto or in accordance therewith.

12.5.     GOVERNING LAW AND JURISDICTION. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND BE GOVERNED BY THE LAWS OF, THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW OF SUCH STATE. The parties hereby agree to the exclusive jurisdiction of federal courts sitting in the State of New York or of the State courts of such State.

12.6.     Notices. Notices and other writings contemplated by this Agreement, other than Instructions, shall be delivered (a) by hand, (b) by first class registered or certified mail, postage prepaid, return receipt requested, (c) by a nationally recognized overnight courier, or (d) by facsimile transmission, provided that any notice or other writing sent by facsimile transmission shall also be mailed, postage prepaid, to the party to whom such notice is addressed. All such notices shall be addressed, as follows:

If to the Trust:

SEI Institutional Investments Trust

Attn:  Legal Department

One Freedom Valley Drive

Oaks, PA, 19456

Telephone:  (610) 676-1000

Facsimile:

If to the Custodian:

Brown Brothers Harriman & Co.

40 Water Street

Boston, Massachusetts 02109

Attn: Manager, Securities Department Telephone: (617)772-1818

Facsimile: (617)772-2263

or such other address as the Trust or the Custodian may have designated in writing to the other.

12.7.     Headings. Paragraph headings included herein are for convenience of reference only and shall not modify, define, expand or limit any of the terms or provisions hereof.

12.8.     Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original. This Agreement shall become effective when one or more counterparts have been signed and delivered by the Trust and the Custodian.

12.9.     Confidentiality. The parties hereto agree that each shall treat confidentially all information provided by each party to the other regarding its business and operations. All confidential information provided by a party hereto shall be used by any other party hereto solely for the purpose of rendering or obtaining services pursuant to this Agreement and, except as may be required in carrying out this Agreement, shall not be disclosed to any third party without the prior consent of such providing party. The foregoing shall not be applicable to any information that is publicly available when provided or thereafter becomes publicly available other than through a breach of this Agreement, or that is required to be disclosed by or to any bank examiner of the Custodian or any Subcustodian, any Regulatory Authority, any auditor of the parties hereto, or by judicial or administrative process or otherwise by Applicable Law.

12.10.                                          Tape-recording.  The Trust on behalf of itself and the Authorized Persons authorizes the Custodian to tape record any and all telephonic or other oral instructions given to the Custodian by or on behalf of a Fund.  This authorization will remain in effect until and unless revoked by the Trust in writing.

12.11.                                          Counsel. In fulfilling its duties hereunder, the Custodian shall be entitled to receive and act upon the advice of (a) counsel regularly retained by the Custodian in respect of such matters, (b) the Trust’s counsel, or (c) such counsel as the Trust and the Custodian may agree upon, with respect to all matters, and, provided that the Trust has been appropriately notified of such advice, the Custodian shall be without liability for any action reasonably taken or omitted pursuant to such advice.

13.         Definitions. The following defined terms will have the respective meanings set forth below.

13.1.     Advance(s) shall mean any extension of credit by or through the Custodian or by or through any Subcustodian and shall include, without limitation, amounts due to the Custodian as the principal counterparty to any foreign exchange transaction with the Fund as described in Section 7.4.2 hereof, or paid to third parties for account of the Fund or in discharge of any expense, tax or other item payable by the Fund.

13.2.     Advance Costs shall mean any Advance, interest on the Advance and any related expenses, including without limitation any mark to market loss of the Custodian or Subcustodian on any Investment to which Section 7.6.1 applies.

13.3.     Agent(s) shall have the meaning set forth in Section 6.16

13.4.     Agency Account(s) shall mean any deposit account opened on the books of a Subcustodian or other banking institution in accordance with Section 7.1 hereof.

13.5.     Applicable Law shall mean with respect to each jurisdiction, all (a) laws, statutes, treaties, regulations, guidelines (or their equivalents); (b) orders, interpretations licenses and permits; and (c) judgments, decrees, injunctions writs, orders and similar actions by a court of competent jurisdiction; compliance with which is required or customarily observed in such jurisdiction.

13.6.     Authorized Person(s) shall mean any person or entity authorized to give Instructions on behalf of a Fund in accordance with Section 4.1 hereof.

13.7.     Book-entry Agent(s) shall mean an entity acting as agent for the issuer of Investments for purposes of recording ownership or similar entitlement to Investments, including without limitation a transfer agent or registrar.

13.8.     Clearing Corporation shall mean any entity or system established for purposes of providing securities settlement and movement and associated functions for a given market.

13.9.     Delegation Schedule shall mean any schedule, designated as such entered into between the Custodian and the Trust or its authorized representative concerning the appointment and administration of Subcustodians delegated to the Custodian pursuant to Rule 17f-5 under the 1940 Act.

13.10.                                          Electronic and Online Services Schedule shall mean any schedule, designated as such to this agreement entered into between the Custodian and the Fund or its authorized representative concerning electronic and online services as described therein and as may be made available from time to time by the Custodian to the Trust.

13.11.                                          Electronic Reports shall mean any reports prepared by the Custodian and remitted to the Trust or its authorized representative via the internet or electronic mail.

13.12.                                          Foreign Custody Manager shall mean the Trust’s foreign custody manager appointed pursuant to Rule 17f-5 under the 1940 Act.

13.13.                                          Foreign Financial Regulatory Authority shall have the meaning given by Section 2(a)(50) of the 1940 Act.

13.14.                                          Funds Transfer Services Schedule shall mean any schedule entered into between the Custodian and the Trust or its authorized representative with respect to certain matters concerning the processing of payment orders from Principal Accounts of the Trust (or a Fund).

13.15.                                          Global Custody Network Listing shall mean the listings most recently furnished by the Custodian to the Trust of the Countries approved by the Trust and Subcustodians selected by the Custodian in connection with a Fund’s Investments in non-U.S. Markets.

13.16.                                          Instruction(s) shall have the meaning assigned in Section 4 hereof.

13.17.                                          Investment Advisor shall mean any person or entity that is an Authorized Person to give Instructions with respect to the investment and reinvestment of a Fund’s Investments.

13.18.                                          Investment(s) shall mean any investment asset of a Fund, including without limitation securities, bonds, notes, and debentures as well as receivables, derivatives, contractual rights or entitlements and other intangible assets but shall not include any Principal Account.

13.19.                                          Margin Account shall have the meaning set forth in Section 6.4

13.20.                                          Principal Account(s) shall mean deposit accounts of the Trust (or a Fund) carried on the books of BBH&Co. as principal in accordance with Section 7 hereof.

13.21.                                          Recover Markets shall mean:  (i) as of the date of this Agreement:  Jamaica, Trinidad and Tobego, Cyprus, Tunisia and Ivory Coast and (ii) such other markets of investment as may be agreed upon from time to time by the Custodian and the Funds in writing prior to the Custodian arranging for custody in such market..

13.22.                                          Safekeeping Account shall mean an account established on the books of the Custodian or any Subcustodian for purposes of segregating the interests of the Trust (or a Fund) (or clients of the Custodian or Subcustodian) from the assets of the Custodian or any Subcustodian.

13.23.                                          SEC shall mean the U.S. Securities and Exchange Commission

13.24.                                          Securities Depository shall mean a central or book entry system or agency established under Applicable Law for purposes of recording the ownership and/or entitlement to investment securities for a given market that, if a foreign Securities Depository, meets the definitional requirements of Rule 17f-7 under the 1940 Act.

13.25.                                          Subcustodian(s) shall mean each bank appointed by the Custodian pursuant to Section 8 hereof, but shall not include Securities Depositories or Clearing Corporations.

13.26.                                          1940 Act shall mean the Investment Company Act of 1940, as amended.

14.         Compensation. The Trust agrees to pay to the Custodian (a) a fee in an amount set forth in the fee letter between the Trust and the Custodian in effect on the date hereof or as amended from time to time, and (b) all out-of-pocket expenses incurred by the Custodian, including the fees and expenses of all Subcustodians, and payable from time to time provided that such fees and expenses are timely accounted to the Trust. Amounts payable by the Fund under and pursuant to this Section 15 shall be payable by wire transfer to the Custodian at BBH&Co. in New York, New York.

15.         Termination. This Agreement may be terminated by either party in accordance with the provisions of this Section. The provisions of this Agreement and any other rights or obligations incurred or accrued by any party hereto prior to termination of this Agreement shall survive any termination of this Agreement. Upon termination the Custodian shall take reasonable and customary steps to facilitate transition including, without limitation, the transfer of Fund records.

15.1.     Notice and Effect. This Agreement may be terminated by either party by written notice effective no sooner than seventy-five (75) consecutive calendar days following the date that notice to such effect shall be delivered to other party at its address set forth in Section 13.6 hereof.

15.2.     Successor Custodian. In the event of the appointment of a successor custodian, it is agreed that the Investments of the Funds held by the Custodian or any Subcustodian shall be delivered to the successor custodian or a subcustodian therefore in accordance with reasonable Instructions. The Custodian agrees to cooperate with the Trust in the execution of documents and performance of other actions necessary or desirable in order to facilitate the succession of the new custodian. If no successor custodian shall be appointed, the Custodian shall in like manner transfer the Funds’ Investments in accordance with Instructions.

15.3.     Delayed Succession. If no Instruction has been given as of the effective date of termination, Custodian may at any time on or after such termination date and upon ten (10) consecutive calendar days written notice to the Trust either (a) deliver the Funds’ Investments held hereunder to the Funds at the address designated for receipt of notices hereunder; or (b) deliver any Investments held hereunder to a bank or trust company having a capitalization of $200,000,000 USD equivalent and operating under the applicable law of the jurisdiction where such Investments are located, such delivery to be at the risk of the Funds. In the event that Investments or moneys of a Fund remain in the custody of the Custodian or its Subcustodians after the date of termination owing to the failure of the Fund to issue Instructions with respect to their disposition, or owing to the fact that such disposition could not be accomplished in accordance with such Instructions despite diligent efforts of the Custodian, the Custodian shall be entitled to compensation for its services with respect to such Investments and moneys during such period as the Custodian or its Subcustodians retain possession of such items and the provisions of this Agreement shall remain in full force and effect until disposition in accordance with this Section is accomplished.

16.         Compliance Policies and Procedures.  To assist the Trust in complying with Rule 38a-1 of the 1940 Act, BBH&Co. represents that it has adopted written policies and procedures reasonably designed to prevent violations of the federal securities laws in fulfilling its obligation under this Agreement and that it has in place a compliance program to monitor its compliance with those policies and procedures.  BBH&Co. will upon request provide the Trust with information about the compliance program as mutually agreed.

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.		SEI INSTITUTIONAL INVESTMENTS TRUST

By:	/s/ Patricia R. Fallon	By:	/s/ David F. McCann

Name:	Patricia R. Fallon	Name:	David F. McCann

Title:	Managing Director	Title:	Vice President

Date:	August 23, 2011	Date:	August 23, 2011

Schedule A

International Equity Fund

World Equity Ex-US Fund

Screened World Equity Ex-US Fund

Emerging Markets Equity Fund

Global Equity Fund

Emerging Markets Debt Fund

Real Return Fund

Multi-Asset Real Return Fund

A-1

FUNDS TRANSFER SERVICES SCHEDULE

(“FTSS”)

In accordance with Section 4.2 of the Custodian Agreement, the Fund acknowledges the following terms and conditions in respect of all funds transfers effected by the Custodian.  References to UCC 4A shall mean Article 4A of the Uniform Commercial Code as currently in effect in the State of New York.  Terms not otherwise defined herein shall have the meanings accorded to them in the Custodian Agreement.

1.               Transmission of Payment Orders.  Each FT Instruction shall be transmitted by such secured or authenticated means and subject to such security procedures as the Custodian shall make available to the Fund from time to time (such transmission method and security procedures, a Custodian Designated Security Procedure), unless the Fund shall elect to transmit such FT Instruction in accordance with a Fund Designated Security Procedure (as defined in Section 4 below).  The Fund acknowledges and agrees that the Custodian will use the security procedures referenced in Sections 3 and 4 below solely to authenticate a FT Instruction, as set forth herein, and not to detect any errors or omissions therein.

2.               Custodian Designated Security Procedure.  The Custodian will make the following Custodian Designated Security Procedures available to the Fund for use in communicating FT Instructions to the Custodian:

•                  BBH Worldview® Payment Products.  The Custodian offers to the Fund use of its BBH Worldview Payment Products (“BBH Worldview”), which are Custodian proprietary on-line payment order authorization facilities with built-in authentication procedures.  The Custodian and the Fund shall each be responsible for maintaining the confidentiality of passwords or other codes used by them in connection with BBH Worldview. The Custodian will act on FT Instructions received through BBH Worldview without duty of further confirmation unless the Fund notifies the Custodian that its password is not secure.  The Fund agrees that access to, and use of, BBH Worldview shall be governed by an Electronic and On-line Services Schedule, which the Fund will execute prior to access to BBH Worldview.

•                  SWIFT Transmission. The Custodian and the Fund shall comply with SWIFT’s authentication procedures. The Custodian will act on FT Instructions received via SWIFT provided the instruction is authenticated by the SWIFT system.

•                  Written Instructions.  Instructions may be transmitted in an original writing that bears the manual signature of an Authorized Person(s).

3.               Fund Designated Security Procedure.  FT Instructions may be transmitted through such other means, and subject to such additional security procedures, as may be elected by the Fund (or by an Authorized Person entitled to give Instructions) and acknowledged and accepted by the Custodian (the transmission methods and security procedures referenced below, as may be supplemented by such additional security procedures, each a Fund Designated Security Procedure); it being understood that the Custodian’s acknowledgment shall authorize it to accept such means of delivery but shall not represent a judgment by the Custodian as to the reasonableness or security of the means utilized by the Fund.

•                  Computer Transmission.  The Custodian is able to accept transmissions sent from the Fund’s computer facilities to the Custodian’s computer facilities.  If the Fund determines to use its proprietary transmission or other electronic transmission method, it must provide Custodian sufficient notice and information to allow testing or other confirmation that FT Instructions received via the Fund Designated Security Procedure can be processed in good time and order.  The Custodian may require the Fund to execute additional documentation prior to the use of such transmission method.

•                  Facsimile Transmission.

FTSS-1

A FT Instruction transmitted to the Custodian by facsimile transmission must be transmitted by the Fund to a telephone number specified from time to time by the Custodian for such purposes.  The Custodian will then follow one of the procedures below:

1.               If the facsimile requests a non-repetitive order, the Custodian will call the Fund and request to speak to an Authorized Person , and confirm the authorization and details of the payment order (a Callback);

2.               If the facsimile FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback.  The Fund acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO (as defined in Section 7).

The Custodian shall rely on the purported identity of the originator but due to the lack of reliability of a facsimile signature, it will not perform signature verification on facsimiles.

•                  Telephonic. The Fund may call a telephonic payment order into the Custodian at the telephone number designated from time-to-time by the Custodian for that purpose.  The caller shall identify herself/himself as an Authorized Person.  The Custodian shall obtain the FT Instruction details from the caller.  The Custodian shall then follow one of the procedures below:

i.                  If the telephonic FT Instruction pertains to a non-repetitive payment order, the Custodian will perform a Callback; or

ii.               If the telephonic FT Instruction pertains to a repetitive payment order (see Section 7 below), the Custodian may (at its sole discretion) perform a Callback.  The Fund acknowledges that prior to its issuance of any repetitive payment order, it must (a) request that the appropriate repetitive payment order process be approved and set up at the Custodian, and (b) complete such documentation as may be required by the Custodian, including a PPO.

In electing to transmit a FT Instruction via a Fund Designated Security Procedure, the Fund (i) agrees to be bound by the transaction(s) or payment order(s) specified on said FT Instruction, whether or not authorized, and accepted by the Custodian in compliance with such Fund Designated Security Procedure, and (ii) accepts the risk associated with such Fund Designated Security Procedure and confirms it is commercially reasonable for the transmission and authentication of the FT Instruction.

The parties agree that the Fund’s transmission of a FT Instruction by means of any of the above Fund Designated Security Procedures and the Custodian’s acceptance and execution of such FT Instruction shall constitute a FT Instruction sent via a Fund Designated Security Procedure and governed by the terms of this FTSA.

4.               Rejection of Payment Orders; Rescission of Designated Security Procedure.  The Custodian shall give the Fund timely notice of the Custodian’s rejection of a FT Instruction. Such notice may be given in writing, via a Custodian Designated Security Procedure or any Fund Designated Security Procedure used by the Fund, or orally by telephone, each of which is hereby deemed commercially reasonable.  In the event the Custodian fails to execute a properly executable FT Instruction and fails to give the Fund notice of the Custodian’s non-execution, the Custodian shall be liable only for the Fund’s actual damages and only to the extent that such damages are recoverable under UCC 4A.  The Custodian, after providing prior written notice, may decide to no longer accept a particular Fund or Custodian Designated Security Procedure, or to do so only on revised terms, in the event that it determines that such agreed or established method of transmission represents a security risk or is attendant to any general change in the Custodian’s policy regarding FT Instructions.  Notwithstanding anything in this FTSA and the Agreement to the contrary, the Custodian shall in no event be liable for any

FTSS-2

consequential, indirect, special or punitive damages under this FTSA, whether or not such damages relate to services covered by UCC 4A, even if the Custodian was advised of the possibility of such damages.

5.               Cancellation of Payment Orders.   The Fund may cancel a FT Instruction but the Custodian shall have no liability for the Custodian’s failure to act on a cancellation FT Instruction unless the Custodian has received such cancellation FT Instruction at a time and in a manner affording the Custodian reasonable opportunity to act prior to the Custodian’s execution of the original FT Instruction.  Any cancellation FT Instruction shall be sent and confirmed by such means as is set forth in Section 3 or 4 above.

6.               Preauthorized Repetitive Payment Orders.  The Fund may establish with the Custodian a process to preauthorize certain repetitive payments or transfers.  The Fund will execute all documentation required by the Custodian, including a separate Preauthorized Repetitive Payment Order (PPO) form.  The PPO shall be delivered to the Custodian in writing or by another Custodian Designated Security Procedure or Fund Designated Security Procedure, and will become effective after the Custodian shall have had a reasonable opportunity to act thereon (or if later, two (2) banking days after receipt by the Custodian).  The PPO may take the form of either:

i.                  A standing instruction in which the Fund provides in the PPO all required information for a FT Instruction (except for the transfer date and amount) on a “standing instructions” basis.    The Fund may from time-to-time instruct the Custodian to make a payment under the PPO, in writing or another Custodian Designated Security Procedure or Fund Designated Security Procedure, which instruction shall reference the repetitive line number (a number assigned to it by the Custodian after execution of the PPO), details of the payment, the transfer date and the amount of the transfer; or

ii.               A recurring instruction in which the Fund supplies all required information for a FT Instruction with an instruction to process such payments with a specific frequency.

7.               Responsibility for the Detection of Errors in Payment Orders; Liability of the Parties.   The purpose of any Fund Designated Security Procedure or Custodian Designated Security Procedure is to confirm the authenticity of any FT Instruction and is not designed to detect errors or omissions in such FT Instructions.  Therefore, the Custodian is not responsible for detecting any Fund error or omission contained in any FT Instruction received by the Custodian.  In the event that the FT Instruction either (i) identifies the beneficiary by both a name and an identifying or Fund account number and the name and number identify different persons or entities, or (ii) identifies any Fund by both a name and an identifying number and the number identifies a person or entity different from the Fund identified by name, execution of the relevant payment order, payment to the beneficiary, cancellation of the payment order or actions taken by the Custodian or any Fund in respect of such payment order may be made solely on the basis of the number.

The Custodian shall not be liable for interest on the amount of any FT Instruction that was not authorized or was erroneously executed unless the Fund so notifies the Custodian within thirty (30) days following the Fund’s receipt of notice that such FT Instruction was processed.  Any compensation payable in the form of interest shall be payable in accordance with UCC 4A.  If a FT Instruction in the name of the Fund and accepted by the Custodian was not authorized by the Fund, the liability of the parties will be governed by the applicable provisions of UCC 4A.

FTSS-3

DELEGATION SCHEDULE

By its execution of this Delegation Schedule dated as of August 23, 2011, SEI Institutional Investments Trust, a management investment company registered with the Securities and Exchange Commission (the Commission) under the Investment Company Act of 1940, as amended (the 1940 Act), acting through its Board of Trustees or its duly appointed representative (the Trust), hereby appoints BROWN BROTHERS HARRIMAN & CO., a New York limited partnership with an office in Boston, Massachusetts (the Delegate) and as Delegate hereby accepts appointment as, the Trust’s delegate to perform certain functions with respect to the custody of Trust’s Assets outside the United States.

1.               Maintenance of the Trust’s Assets Abroad. The Trust, acting through its Board or its duly authorized representative, hereby instructs Delegate pursuant to the terms of the Custodian Agreement dated as of the date hereof executed by and between the Trust and the Delegate (the Custodian Agreement) to place and maintain the Trust’s Assets in countries outside the United States in accordance with Instructions received from the Trust’s Investment Advisor and in accordance with this Schedule. Such instruction shall represent an Instruction under the terms of the Custodian Agreement. The Trust acknowledges that (a) the Delegate shall perform services hereunder only with respect to the countries where it accepts delegation as Foreign Custody Manager as indicated on Delegate’s Global Custody Network Listing, as may be revised from time to time upon advance written notice to Trust; (b) depending on conditions in the particular country, advance notice may be required before the Delegate shall be able to perform its duties hereunder in or with respect to such country (such advance notice to be reasonable in light of the specific facts and circumstances attendant to performance of duties in such country); and (c) nothing in this Delegation Schedule shall require the Delegate to provide delegated or custodial services in any country, and there may from time to time be countries as to which the Delegate determines it will not provide delegation services. Delegate will provide the Trust with advance written notice of such countries.

2.               Delegation. Pursuant to the provisions of Rule 17f-5 under the 1940 Act as amended, the Board hereby delegates to the Delegate, and the Delegate hereby accepts such delegation and agrees to perform those duties set forth in this Delegation Schedule concerning the safekeeping of the Trust’s Assets in each of the countries designated on the Global Custody Network Listing. The Delegate is hereby authorized to take such actions on behalf of or in the name of the Trust as are reasonably required to discharge its duties under this Delegation Schedule, including, without limitation, to cause the Trust’s Assets to be placed with a particular Eligible Foreign Custodian in accordance herewith. The Trust confirms to the Delegate that the Trust or its investment adviser has considered the Sovereign Risk and Country Risk as part of its continuing investment decision process, including such factors as may be reasonably related to the systemic risk of maintaining the Trust’s Assets in a particular country, including, but not limited to, financial infrastructure, prevailing custody and settlement systems and practices (including the use of any Securities Depository in the context of information provided by the Custodian in the performance of its duties as required under 1940 Act Rule 17f-7 and the terms of the Custodian Agreement governing such duties), and the laws relating to the safekeeping and recovery of the Trust’s Assets held in custody pursuant to the terms of the Custodian Agreement. The Delegate agrees to provide the Board from time to time such reasonable documentation of its capacity to exercise reasonable care in respect of the duties described in this attachment as the Board may reasonably require.

3.               Selection of Eligible Foreign Custodian and Contract Administration. The Delegate shall perform the following duties with respect to the selection of Eligible Foreign Custodians and administration of certain contracts governing the Trust’s foreign custodial arrangements:

a.               Selection of Eligible Foreign Custodian. The Delegate shall place and maintain the Trust’s Assets with an Eligible Foreign Custodian; provided that the Delegate shall have determined that the Trust’s Assets placed with the Eligible Foreign Custodian will be subject to reasonable care based on the standards applicable to custodians in the relevant market after considering all factors relevant to the safekeeping of such assets, including without limitation:

i.                   The Eligible Foreign Custodian’s practices, procedures, and internal controls, including, but not limited to, the physical protections available for certificated securities (if applicable), the controls and procedures for dealing with any Securities Depository, the method of keeping custodial records, and the security and data protection practices;

ii.                Whether the Eligible Foreign Custodian has the requisite financial strength to provide reasonable care for the Trust’s Assets placed with the Eligible Foreign Custodian;

iii.             The Eligible Foreign Custodian’s general reputation and standing: and

iv.            Whether the Trust will have jurisdiction over and be able to enforce judgments against the Eligible Foreign Custodian, such as by virtue of the existence of any offices of such Eligible Foreign Custodian in the United States or such Eligible Foreign Custodian’s appointment of an agent for service of process in the United States or consent to jurisdiction in the United States.

The Delegate shall be required to make the foregoing determination to the best of its knowledge and belief based only on information reasonably available to it.

b.              Contract Administration. The Delegate shall cause that the foreign custody arrangements with an Eligible Foreign Custodian shall be governed by a written contract that the Delegate has determined will provide reasonable care for Trust assets based on the standards applicable to custodians in the relevant market. Each such contract shall, except as set forth in the last paragraph of this subsection (b), include provisions that provide:

i.                   For indemnification or insurance arrangements (or any combination of the foregoing) such that the Trust will be adequately protected against the risk of loss of assets held in accordance with such contract;

ii.                That the Trust’s Assets will not be subject to any right, charge, security interest, lien or claim of any kind in favor of the Eligible Foreign Custodian or its creditors except a claim of payment for their safe custody or administration or, in the case of cash deposits, liens or rights in favor of creditors of such Custodian arising under bankruptcy, insolvency or similar laws;

iii.             That beneficial ownership of the Trust’s Assets will be freely transferable without the payment of money or value other than for safe custody or administration;

iv.            That adequate records will be maintained identifying the Trust’s Assets placed in the custody of the Eligible Foreign Custodian as belonging to the Trust or as being held by a third party for the benefit of the Trust;

v.               That the Trust’s independent public accountants will be given access to those records described in (iv) above or confirmation of the contents of such records; and

vi.            That the Delegate and the Trust will receive sufficient and timely periodic reports with respect to the safekeeping of the Trust’s Assets placed in the custody of the Eligible Foreign Custodian, including, but not limited to, notification of any transfer to or from the Trust’s account or a third party account containing the Trust’s Assets.

Such contract may contain, in lieu of any or all of the provisions specified in this Section  3(b), such other provisions that the Delegate determines will provide, in their entirety, the same or a greater level of care and protection for the Fund’s Assets as the specified provisions, in their entirety.

c.               Limitation to Delegated Selection. Notwithstanding anything in this Delegation Schedule to the contrary, and unless otherwise agreed upon by the parties, the duties under this Section 3 shall apply only to Eligible Foreign Custodians selected by the Delegate and shall not apply to Securities Depositories or to any Eligible Foreign Custodian that the Delegate is directed to use pursuant to Section 7 of this Delegation Schedule.

4.               Monitoring. Promptly after the execution and delivery of this Delegation Schedule, the Delegate shall establish and maintain a system to monitor at reasonable intervals (but at least annually) the appropriateness of maintaining the Trust’s Assets with each Eligible Foreign Custodian that has been selected by the Delegate pursuant to Section 3 of this Delegation Schedule. The Delegate shall monitor the continuing appropriateness of placement of the Trust’s Assets in accordance with the criteria established under Section 3(a) of this Delegation Schedule. The Delegate shall monitor the performance and continuing appropriateness of the contract governing the Trust’s arrangements in accordance with the criteria established under Section 3(b) of this Delegation Schedule.

5.               Reporting. At least annually and more frequently as mutually agreed between the parties, the Delegate shall provide to the Board written reports identifying the Trust’s Assets placed in custody with each Eligible Foreign Custodian selected by the Delegate pursuant to Section 3 of this Delegation Schedule and shall promptly report as to any material changes to such foreign custody arrangements. Delegate will prepare such a report with respect to any Eligible Foreign Custodian that the Delegate has been instructed to use pursuant to Section 7 of this Delegation Schedule only to the extent specifically agreed with respect to the particular situation. The Delegate also will provide the Trust with any additional information about the Trust’s foreign custody arrangements as the Trust may reasonably request from time to time.

6.               Withdrawal of Fund’s Assets. If the Delegate determines that an arrangement with a specific Eligible Foreign Custodian selected by the Delegate under Section 3 of this Delegation Schedule no longer meets the requirements of said Section, Delegate shall withdraw the Trust’s Assets from the non-complying arrangement as soon as reasonably practicable; provided, however, that if in the reasonable judgment of the Delegate, such withdrawal would require liquidation of any of the Trust’s Assets or would materially impair the liquidity, value or other investment characteristics of the Trust’s Assets, it shall be the duty of the Delegate to provide information regarding the particular circumstances and to act only in accordance with Instructions of the Trust or its Investment Advisor with respect to such liquidation or other withdrawal.

7.               Direction as to Eligible Foreign Custodian. Notwithstanding this Delegation Schedule, the Trust, acting through its Board, its Investment Advisor or its other authorized representative, may direct the Delegate to place and maintain the Trust’s Assets with a particular Eligible Foreign Custodian, including without limitation with respect to investment in countries as to which the Custodian will not provide delegation services. In such event, the Delegate shall be entitled to rely on any such instruction as an Instruction under the terms of the Custodian Agreement and shall have no duties under this Delegation Schedule with respect to such arrangement save those that it may undertake specifically in writing with respect to each particular instance.

8.               Standard of Care. In carrying out its duties under this Delegation Schedule, the Delegate agrees to exercise reasonable care, prudence and diligence such as a person having responsibility for safekeeping the Trust’s Assets would exercise.

9.               Representations. The Delegate hereby represents and warrants that it is a U.S. Bank as defined in Rule 17f-5(a)(7) and that this Delegation Schedule has been duly authorized, executed and delivered by the Delegate and is a legal, valid and binding agreement of the Delegate.

The Trust hereby represents and warrants that its Board of Trustees has determined that it is reasonable to rely on the Delegate to perform the delegated responsibilities provided for herein and that this Delegation Schedule has been duly authorized, executed and delivered by the Trust and is a legal, valid and binding agreement of the Trust.

10.         Effectiveness; termination. This Delegation Schedule shall be effective as of the date on which this Delegation Schedule shall have been accepted by the Delegate, as indicated by the date set forth below the Delegate’s signature. This Delegation Schedule may be terminated at any time, without penalty, by written notice from the terminating party to the non-terminating party. Such termination shall be effective on the 30th calendar day following the date on which the non-terminating party shall receive the foregoing notice. The foregoing to the contrary notwithstanding, this Delegation Schedule shall be deemed to have been terminated concurrently with the termination of the Custodian Agreement.

11.         Notices.  Notices and other communications under this Delegation Schedule are to be made in accordance with the arrangements designated for such purpose under the Custodian Agreement unless otherwise indicated in a writing referencing this Delegation Schedule and executed by both parties.

12.         Definitions. Capitalized terms in this Delegation Schedule have the following meanings:

Country Risk — shall have the meaning set forth in Section 9.1.2 of the Custodian Agreement.

Eligible Foreign Custodian - shall have the meaning set forth in Rule 17f- 5(a)(1) and shall also include a U.S. Bank.

Trust’s Assets - shall mean any of the Trust’s investments (including foreign currencies) for which the primary market is outside the United States, and such cash and cash equivalents as are reasonably necessary to effect the Trust’s transactions in such investments.

Instructions - shall have the meaning set forth in the Custodian Agreement.

Securities Depository - shall have the meaning set forth in Rule 17f-7.

Sovereign Risk - shall have the meaning set forth in Section 9.1.3 of the Custodian Agreement.

U.S. Bank - shall mean a bank that qualifies to serve as a custodian of assets of investment companies under Section 17(f) of the Act.

13.         Governing Law and Jurisdiction.  THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES OF SUCH STATE. The parties hereby agree to the exclusive jurisdiction of federal courts sitting in the State of New York or of the State courts of such State.

14.         Integration. This Delegation Schedule sets forth all of the Delegate’s duties with respect to the selection and monitoring of Eligible Foreign Custodians, the administration of contracts with Eligible Foreign Custodians, the withdrawal of assets from Eligible Foreign Custodians and the issuance of reports in connection with such duties. The terms of the Custodian Agreement shall apply generally as to matters not expressly covered in this Delegation Schedule, including dealings with the Eligible Foreign Custodians in the course of discharge of the Delegate’s obligations under the Custodian Agreement, and indemnification provisions.

15.         Limitation of Liability. The execution and delivery of this Agreement have been authorized by the Trust’s Board of Trustees and this Agreement has been signed by an authorized officer of the Trust, acting as such, and neither such authorization by such Trustees nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, and the obligations of this Agreement are not binding upon any of the Trustees or Shareholders of the Trust, but bind only the appropriate property of the Trust, portfolio, or Class, as provided in the Trust’s Declaration of Trust. Further, no portfolio will be liable or responsible for the acts, omissions or obligations of another portfolio.

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IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be duly executed as of the date first above written.

BROWN BROTHERS HARRIMAN & CO.		SEI INSTITUTIONAL INVESTMENTS TRUST

By:	/s/ Patricia R. Fallon	By:	/s/ David F. McCann

Name:	Patricia R. Fallon	Name:	David F. McCann

Title:	Managing Director	Title:	Vice President